Exhibit 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES FOURTH QUARTER 2025 FINANCIAL RESULTS
AND PROVIDES 2026 GUIDANCE
Conference call on Thursday, February 12, 2026, at 8:00 a.m. Central Time.
HOUSTON, Texas, February 11, 2026 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the fourth quarter of 2025.
Highlights:
–Revenue increased $19 million, or 2%, over the fourth quarter of 2024 with growth in both the funeral and cemetery segments, resulting in a full year revenue increase of $123 million, or 3%, over the prior year
–Gross profit increased $6 million, or 2%, over the fourth quarter of 2024, with full year gross profit increasing $49 million, or 5%, over the prior year
–Comparable preneed funeral sales production grew 11% over the fourth quarter of 2024
–Comparable total funeral sales average grew 3% over the fourth quarter of 2024
–Comparable preneed cemetery sales production grew 2% over the fourth quarter of 2024, with a full year increase of $48 million, or 4%, over the prior year
–GAAP diluted earnings per share of $1.13 grew 9% over the fourth quarter of 2024 and GAAP diluted earnings per share of $3.80 grew 8% for the full year over prior year
–Adjusted earnings per share of $1.14 grew 8% over the fourth quarter of 2024 and adjusted earnings per share of $3.85 grew 9% for the full year over prior year
–GAAP operating cash flow was $943 million for the full year of 2025 compared to $945 million for the full year of 2024
–Adjusted operating cash flow was $966 million for the full year of 2025 compared to $967 million for the full year of 2024
–Excluding cash taxes and special items in both years, year to date net cash provided by operating activities increased $108 million, or 11%, to $1,106 million compared to $998 million in the prior year
Tom Ryan, the Company's Chairman and Chief Executive Officer, commented on fourth quarter results:
"We delivered a strong finish to the year, highlighted by fourth quarter 2025 adjusted earnings per share growth of 8%. Solid top-line performance across both operating segments drove gross profit expansion. During the quarter, we delivered combined preneed funeral and cemetery sales production growth of 6% and saw continued improvement in the average funeral revenue per service.
For the full year, adjusted earnings per share increased 9% to $3.85, and we generated $966 million in adjusted operating cash flow. This robust cash generation enabled disciplined capital deployment toward strategic acquisitions, development of cemetery property, real estate purchases, and construction of new funeral homes, while returning $645 million to shareholders through dividends and share repurchases. Our acquisition spend included $101 million for 22 funeral homes and 2 cemeteries in major metropolitan markets, and we invested approximately $79 million toward real estate, new construction, and facility expansions.
Looking ahead to 2026, we believe we are well positioned to deliver continued earnings momentum, with the midpoint of our expected adjusted earnings per share growth within our long-term target range of 8% to 12%. I would like to thank our more than 25,000 associates for their unwavering commitment to serving client families. Their dedication supports our financial strength and provides the flexibility to execute our long-term growth strategy of driving revenue, leveraging our unmatched scale, and allocating capital to enhance shareholder value."
FOURTH QUARTER AND FULL YEAR SUMMARY
Details of our fourth quarter 2025 financial results and the consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

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(Dollars in millions, except for per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$1,111.5	$1,093.0	$4,309.2	$4,186.4
Operating income	$275.6	$262.2	$978.1	$927.7
Net income attributable to common stockholders	$159.4	$151.4	$542.6	$518.6
Diluted earnings per share	$1.13	$1.04	$3.80	$3.53
Earnings excluding special items (1)	$161.1	$154.8	$548.8	$517.9
Diluted earnings per share excluding special items (1)	$1.14	$1.06	$3.85	$3.53
Diluted weighted average shares outstanding	141.1	146.2	142.7	146.8
Net cash provided by operating activities	$212.9	$264.1	$942.8	$944.9
Net cash provided by operating activities excluding special items (1)	$213.2	$267.6	$965.5	$976.7
(1) Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (GAAP) can be found under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures” in the Appendix at the end of this press release.
•Diluted earnings per share was $1.13 in the fourth quarter of 2025 compared to $1.04 in the fourth quarter of 2024. The prior year was impacted by $17.2 million of net losses on divestitures and impairment charges and $11.5 million of restructuring charges. These charges were offset by a $20.3 million reduction in our California legal reserve in the prior year which was included in corporate general and administrative expenses. Diluted earnings per share excluding special items, was $1.14 in the fourth quarter of 2025 compared to $1.06 in the fourth quarter of 2024. Higher operating profit and lower share count resulted in 8% growth over the prior year fourth quarter.
•Net cash provided by operating activities decreased $51.2 million to $212.9 million in the fourth quarter of 2025 compared to $264.1 million in the fourth quarter of 2024. Excluding special items, net cash provided by operating activities decreased $54.4 million primarily due to expected higher cash interest of $24.2 million and higher cash taxes of $20.7 million.
OUTLOOK FOR 2026
Our 2026 outlook for diluted earnings per share excluding special items, at the midpoint of our guidance range, is anticipated to be within our expected long-term growth framework of 8%-12%.

(Dollars in millions, except per share amounts)	2026 Outlook
Diluted earnings per share excluding special items (1)	$4.05 - $4.35

Net cash provided by operating activities excluding special items and cash taxes (1)	$1,125 - $1,185
Cash taxes expected in 2026 (at the midpoint of diluted earnings per share excluding special items guidance)	$120
Net cash provided by operating activities excluding special items (1)	$1,005 - $1,065

Capital improvements at existing field locations	$135
Development of cemetery property	$165
Digital investments and corporate	$25
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$325
(1)Diluted earnings per share excluding special items, net cash provided by operating activities excluding special items and cash taxes, and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2026 excludes the following because this information is not currently available for 2026: Expenses net of insurance recoveries related to hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with estimated litigation charges or legal settlements or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in the Appendix at the end of this press release under the headings “Cash Flow and Capital Spending” and “Non-GAAP Financial Measures”.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Thursday, February 12, 2026, at 8:00 a.m. Central Time. A question and answer session will follow prepared remarks made by management. The conference call dial-in numbers are (888) 317-6003 (US) or (412)

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317-6061 (International) with the passcode of 4533133. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through February 19, 2026 and can be accessed at (877) 344-7529 (US) or (412) 317-0088 (International) with the passcode of 9599804. Additionally, a replay of the conference call will be available on our website for approximately one year.
ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance, serving approximately 700,000 families each year. Our diversified portfolio of brands provides families and individuals a full range of choices to meet their needs, from simple cremations to full life celebrations and personalized remembrances. Our Dignity Memorial® brand is the name families turn to for professionalism, compassion, and attention to detail that is second to none. At December 31, 2025, we owned and operated 1,485 funeral service locations and 500 cemeteries (of which 312 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact: InvestorRelations@sci-us.com
Investors:	Trey Bocage - Assistant Vice President - Treasury and Investor Relations	(713) 525-3454
	Andrea Low - Director - Federal Tax and Investor Relations	(713) 525-2811
Media:	Jay Andrew - Assistant Vice President - Corporate Communications	(713) 525-3468

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “plan,” “project,” “expect,” “anticipate,” “predict,” or other similar words that convey the uncertainty of future events or outcomes. The absence of these words, however, does not mean that the statements are not forward-looking. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:
•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•We may be adversely affected by the effects of inflation.
•Our results may be adversely affected by significant weather events, natural disasters, catastrophic events or public health crises.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•The financial condition of third-party life insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•Our failure to attract and retain qualified sales personnel and licensed funeral professionals could have an adverse effect on our business and financial condition.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our cash flows, our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in life expectancy and the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Risks associated with our supply chain could materially adversely affect our financial performance.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery burial practice claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation, or the interpretation of tax laws or regulations, as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2025 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise, except as required by law.

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SERVICE CORPORATION INTERNATIONAL
APPENDIX: RESULTS FOR THE FOURTH QUARTER OF 2025
Consolidated Statement of Operations

(Dollars in thousands, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,

	2025	2024	2025	2024

Revenue	$1,111,527	$1,093,023	$4,309,234	$4,186,379
Cost of revenue	(799,851)	(787,133)	(3,169,160)	(3,095,722)
Gross profit	311,676	305,890	1,140,074	1,090,657
Corporate general and administrative expenses (1)	(33,659)	(14,964)	(166,158)	(139,019)
Restructuring charge	—	(11,470)	(1,980)	(11,470)
(Losses) gains on divestitures and impairment charges, net	(2,467)	(17,243)	6,151	(12,488)
Operating income	275,550	262,213	978,087	927,680
Interest expense	(64,135)	(63,231)	(255,372)	(257,771)
Losses on early extinguishment of debt, net	(523)	—	(523)	(25)
Other income (expense), net	372	(1,468)	7,591	5,534
Income before income taxes	211,264	197,514	729,783	675,418
Provision for income taxes	(51,792)	(46,116)	(186,938)	(156,665)
Net income	159,472	151,398	542,845	518,753
Net income attributable to noncontrolling interests	(76)	(44)	(231)	(105)
Net income attributable to common stockholders	$159,396	$151,354	$542,614	$518,648
Basic earnings per share:
Net income attributable to common stockholders	$1.14	$1.05	$3.83	$3.57
Basic weighted average number of shares	140,140	144,825	141,603	145,271
Diluted earnings per share:
Net income attributable to common stockholders	$1.13	$1.04	$3.80	$3.53
Diluted weighted average number of shares	141,103	146,189	142,689	146,782
(1)     Corporate general and administrative expenses in the fourth quarter of 2024, includes a reduction of our California legal reserve of $20.3 million as the primary claims period expired.

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Consolidated Balance Sheet

(Dollars in thousands, except share amounts)
	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$243,581	$218,766
Receivables, net of reserves of $3,944 and $4,040, respectively	100,415	94,341
Inventories	35,246	33,318
Other	32,551	30,905
Total current assets	411,793	377,330
Preneed receivables, net of reserves of $34,680 and $35,857, respectively, and trust investments	7,360,793	6,739,332
Cemetery property	2,201,967	2,129,404
Property and equipment, net	2,751,761	2,581,069
Goodwill	2,169,055	2,081,015
Deferred charges and other assets, net of reserves of $2,460 and $2,367, respectively	1,360,530	1,317,256
Cemetery perpetual care trust investments	2,398,613	2,154,032
Total assets	$18,654,512	$17,379,438

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$685,156	$639,274
Current maturities of long-term debt	56,847	83,850
Income taxes payable	3,701	715
Total current liabilities	745,704	723,839
Long-term debt	5,082,970	4,751,448
Deferred revenue, net	1,779,266	1,755,170
Deferred tax liability	691,033	649,195
Other liabilities	550,793	513,480
Deferred receipts held in trust	5,784,398	5,162,525
Care trusts’ corpus	2,381,507	2,145,112
Commitments and contingencies
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 141,957,004 and 146,668,589 shares issued, respectively, and 139,678,199 and 144,694,887 shares outstanding, respectively	139,678	144,695
Capital in excess of par value	987,210	986,830
Retained earnings	498,958	553,701
Accumulated other comprehensive income (loss)	12,425	(7,221)
Total common stockholders’ equity	1,638,271	1,678,005
Noncontrolling interests	570	664
Total equity	1,638,841	1,678,669
Total liabilities and equity	$18,654,512	$17,379,438

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Consolidated Statement of Cash Flows

(Dollars in thousands)	Twelve Months Ended December 31,
	2025	2024

Cash flows from operating activities:
Net income	$542,845	$518,753
Adjustments to reconcile net income to net cash provided by operating activities:
Losses on early extinguishment of debt, net	523	25
Depreciation and amortization	219,654	208,211
Amortization of intangibles	16,370	17,222
Amortization of cemetery property	104,262	102,510
Amortization of loan costs	8,823	7,527
Provision for expected credit losses	8,894	11,542
Provision for deferred income taxes	41,017	7,541
(Gain) loss on divestitures and impairment charges, net	(6,151)	12,488
Share-based compensation	17,633	18,783
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Increase in receivables	(9,723)	(1,481)
(Increase) decrease in other assets	(31,727)	65,043
Increase in payables and other liabilities	12,434	21,100
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(49,351)	(134,986)
Increase in deferred revenue, net	30,220	59,189
Increase in deferred receipts held in trust	37,075	31,445
Net cash provided by operating activities	942,798	944,912
Cash flows from investing activities:
Capital expenditures	(388,553)	(373,659)
Business acquisitions, net of cash acquired	(101,291)	(181,210)
Real estate acquisitions	(18,504)	(62,061)
Proceeds from divestitures and sales of property and equipment	30,405	24,403
Corporate headquarters	(69,898)	(15,448)
Payments for Company-owned life insurance policies	(229)	(3,024)
Proceeds from Company-owned life insurance policies and other	11,433	3,914
Other investment activity	(11,647)	(13,864)
Net cash used in investing activities	(548,284)	(620,949)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,060,890	1,451,137
Debt issuance costs	(5,424)	(15,390)
Scheduled payments of debt	(21,233)	(24,447)
Early payments of debt	(804,600)	(1,315,524)
Principal payments on finance leases	(38,321)	(36,840)
Proceeds from exercise of stock options	29,401	56,683
Proceeds from corporate headquarters debt facility	54,766	—
Purchase of Company common stock	(461,015)	(253,733)
Payments of dividends	(183,571)	(174,282)
Bank overdrafts and other	(5,619)	(7,245)
Net cash used in financing activities	(374,726)	(319,641)
Effect of foreign currency	5,281	(7,684)
Net increase (decrease) in cash, cash equivalents, and restricted cash	25,069	(3,362)
Cash, cash equivalents, and restricted cash at beginning of period	221,399	224,761
Cash, cash equivalents, and restricted cash at end of period	$246,468	$221,399

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Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except funeral services performed and average revenue per service)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Consolidated funeral:
Atneed revenue	$299.4	$298.0	$1,209.6	$1,185.8
Matured preneed revenue	196.5	183.3	769.1	725.8
Core revenue	495.9	481.3	1,978.7	1,911.6
Non-funeral home revenue	28.1	25.0	107.6	94.8
Non-funeral home preneed sales revenue	22.0	19.6	93.2	104.8
Core general agency and other revenue	54.6	61.8	226.0	213.0
Total revenue	$600.6	$587.7	$2,405.5	$2,324.2

Gross profit	$126.2	$125.1	$495.8	$465.3
Gross profit percentage	21.0%	21.3%	20.6%	20.0%

Funeral services performed	89,117	88,934	358,621	355,074
Average revenue per service	$5,880	$5,693	$5,818	$5,651

(Dollars in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Consolidated cemetery:
Atneed property revenue	$35.2	$35.7	$145.3	$140.7
Atneed merchandise and service revenue	69.6	71.9	290.3	291.3
Total atneed revenue	104.8	107.6	435.6	432.0
Recognized preneed property revenue	258.5	264.4	896.2	892.7
Recognized preneed merchandise and service revenue	107.4	101.1	421.7	403.0
Total recognized preneed revenue	365.9	365.5	1,317.9	1,295.7
Core revenue	470.7	473.1	1,753.5	1,727.7
Other cemetery revenue	40.2	32.2	150.2	134.5
Total revenue	$510.9	$505.3	$1,903.7	$1,862.2

Gross profit	$185.5	$180.8	$644.3	$625.4
Gross profit percentage	36.3%	35.8%	33.8%	33.6%

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Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended December 31, 2025 and 2024. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2024 and ending December 31, 2025.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three Months Ended December 31,
	2025	2024	Var	%
Comparable funeral revenue:
Atneed revenue (1)	$286.9	$290.5	$(3.6)	(1.2)%
Matured preneed revenue (2)	190.4	181.1	9.3	5.1%
Core revenue (3)	477.3	471.6	5.7	1.2%
Non-funeral home revenue (4)	27.7	24.7	3.0	12.1%
Non-funeral home preneed sales revenue (5)	21.7	19.5	2.2	11.3%
Core general agency and other revenue (6)	53.7	61.6	(7.9)	(12.8)%
Total comparable revenue	$580.4	$577.4	$3.0	0.5%

Comparable gross profit	$123.0	$126.6	$(3.6)	(2.8)%
Comparable gross profit percentage	21.2%	21.9%	(0.7)%

Comparable funeral services performed:
Atneed	44,093	45,913	(1,820)	(4.0)%
Matured preneed	26,786	26,367	419	1.6%
Total core	70,879	72,280	(1,401)	(1.9)%
Non-funeral home	14,952	14,842	110	0.7%
Total comparable funeral services performed	85,831	87,122	(1,291)	(1.5)%
Core cremation rate	57.8%	57.5%	0.3%
Total comparable cremation rate (7)	64.9%	64.6%	0.3%

Comparable funeral average revenue per service:
Atneed	$6,507	$6,327	$180	2.8%
Matured preneed	7,108	6,868	240	3.5%
Total core	6,734	6,525	209	3.2%
Non-funeral home	1,853	1,664	189	11.4%
Total comparable average revenue per service	$5,884	$5,697	$187	3.3%

Comparable funeral preneed sales production:
Total preneed sales	$294.1	$264.9	$29.2	11.0%
Core contracts sold	34,892	31,601	3,291	10.4%
Non-funeral home contracts sold	18,569	17,647	922	5.2%
Core average revenue per contract sold	6,783	6,698	85	1.3%
Non-funeral home average revenue per contract sold	$3,094	$3,017	$77	2.6%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income and other insurance benefits.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Non-funeral home preneed sales revenue represents travel protection, net and merchandise sold on a preneed contract that is delivered before death has occurred and general agency revenue from our non-funeral home sales channel.
(6)Core general agency and other revenue primarily comprises core general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements and core travel protection preneed sales, net.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).

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•Total comparable funeral revenue increased $3.0 million, or 0.5%, primarily driven by a $5.7 million increase in core funeral revenue, a $3.0 million increase in non-funeral home revenue and a $2.2 million increase in non-funeral home preneed sales revenue, partially offset by a $7.9 million decrease in core general agency and other revenue.
•The increase in core funeral revenue of $5.7 million, or 1.2%, was primarily due to a 3.2% growth in the core average revenue per service partially offset by a 1.9% decrease in core funeral services performed. This core average growth was achieved despite a modest increase of 30 basis points in the core cremation rate to 57.8%.
•Non-funeral home revenue increased $3.0 million due to an 11.4% increase in non-funeral home average revenue per service and a 0.7% increase in non-funeral home services performed.
•Non-funeral home preneed sales revenue increased $2.2 million, or 11.3%, primarily due to growth in non-funeral home preneed sales production of $4.2 million, or 7.9%. This growth led to higher non-funeral home general agency revenue as we shifted more production from trust to insurance-funded contracts.
•Core general agency and other revenue declined $7.9 million or 12.8%. Core general agency revenue benefitted from higher sales production but was more than offset by a lower general agency commission rate quarter over quarter. The current commission rate has now stabilized and is trending in line with expectations.
•Comparable funeral gross profit decreased $3.6 million to $123.0 million, and the gross profit percentage decreased 70 basis points to 21.2% from 21.9%. Increases in revenue were more than offset by higher selling compensation costs of $5.4 million. These higher costs resulted primarily from an 11.0% increase in comparable preneed funeral sales production coupled with an operational shift from variable to fixed compensation for core preneed funeral sales counselors. Fixed selling compensation is expensed as incurred.
•Comparable preneed funeral sales production increased $29.2 million, or 11.0%, in the fourth quarter of 2025 compared to 2024. Core preneed sales production increased $25.0 million, or 11.8%. Non-funeral home preneed sales production increased $4.2 million, or 7.9%. We experienced an increase in insurance production, as both our core and non-funeral home sales forces have fully transitioned to our new insurance provider.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended December 31, 2025 and 2024. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2024 and ending December 31, 2025.

(Dollars in millions)	Three Months Ended December 31,
	2025	2024	Var	%
Comparable cemetery revenue:
Atneed property revenue	$35.0	$35.3	$(0.3)	(0.8)%
Atneed merchandise and service revenue	69.0	71.6	(2.6)	(3.6)%
Total atneed revenue (1)	104.0	106.9	(2.9)	(2.7)%
Recognized preneed property revenue	257.5	263.6	(6.1)	(2.3)%
Recognized preneed merchandise and service revenue	106.7	101.0	5.7	5.6%
Total recognized preneed revenue (2)	364.2	364.6	(0.4)	(0.1)%
Core revenue (3)	468.2	471.5	(3.3)	(0.7)%
Other revenue (4)	40.1	32.1	8.0	24.9%
Total comparable revenue	$508.3	$503.6	$4.7	0.9%

Comparable gross profit	$185.2	$179.9	$5.3	2.9%
Comparable gross profit percentage	36.4%	35.7%	0.7%

Comparable cemetery preneed and atneed sales production:
Property	$265.1	$272.5	$(7.4)	(2.7)%
Merchandise and services	209.6	196.3	13.3	6.8%
Discounts and other	(3.6)	(3.1)	(0.5)	(16.1)%
Preneed and atneed sales production	$471.1	$465.7	$5.4	1.2%

Preneed sales production	$368.5	$360.5	$8.0	2.2%
Recognition rate (5)	99.4%	101.3%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.

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(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.
•Comparable cemetery revenue increased $4.7 million, or 0.9%, primarily due to higher other revenue of $8.0 million offset by lower core revenue of $3.3 million.
•Core revenue decreased $3.3 million driven by a $2.9 million decline in atneed revenue and relatively flat recognized preneed revenue. While recognized preneed merchandise and service revenue increased $5.7 million, this was offset by a $6.1 million decrease in recognized preneed property revenue primarily related to the timing of revenue recognition on newly constructed property versus the prior year quarter.
•Other revenue was higher by $8.0 million, or 24.9%, compared to the prior year quarter primarily from an increase in endowment care trust fund income.
•Comparable cemetery gross profit increased $5.3 million to $185.2 million. The gross profit percentage increased 70 basis points to 36.4% from 35.7% primarily due to the higher revenue mentioned above, coupled with effective cost management.
•Comparable preneed cemetery sales production increased $8.0 million, or 2.2%, and was positively impacted by an increase in the number of contracts sold. This increase was partially offset by a decrease in large property sales.
Other Financial Results
•Corporate general and administrative expenses increased $18.7 million to $33.7 million compared to $15.0 million in the prior year fourth quarter. In the prior year fourth quarter, we recognized a $20.3 million reduction in our California legal reserve. Adjusting for the $20.3 million, corporate general and administrative expenses declined $1.6 million primarily due to net improved self-insured claims experience as compared to the prior year.
•Interest expense increased $0.9 million to $64.1 million in the fourth quarter of 2025 primarily due to higher weighted average balances, partially offset by a lower average rate on floating rate debt.
•The GAAP effective income tax rate for the fourth quarter of 2025 was 24.5% up from 23.3% in the prior year quarter. The lower rate in the prior year quarter was attributable to state legislative changes and reductions in uncertain tax positions in the prior year quarter. Our adjusted effective income tax rate was 24.8% in the fourth quarter of 2025 and 2024.
Cash Flow and Capital Spending

(Dollars in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$212.9	$264.1	$942.8	$944.9
Legal settlement payments	0.2	1.2	1.1	29.5
Restructuring charge payments	0.1	2.3	21.6	2.3
Net cash provided by operating activities excluding special items	$213.2	$267.6	$965.5	$976.7
Cash taxes included in net cash provided by operating activities excluding special items	$25.8	$5.1	$140.0	$20.8
Net cash provided by operating activities decreased $51.2 million to $212.9 million in the fourth quarter of 2025 compared to $264.1 million in the fourth quarter of 2024. Excluding special items, net cash provided by operating activities decreased $54.4 million primarily due to expected higher cash interest of $24.2 million and higher cash taxes of $20.7 million. Higher operating income of $13.3 million was more than offset by a net $22.8 million use of other working capital largely due to the timing of funding payroll quarter over quarter. The higher cash interest was primarily due to the timing of interest payments and the reduction of our bank credit facility, both of which were associated with our September 2024 bond financing.

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A summary of our capital expenditures is set forth below:

(Dollars in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Capital improvements at existing field locations	$51.3	$43.0	$135.9	$134.3
Development of cemetery property	46.8	42.4	167.9	164.8
Digital investments and corporate	8.4	10.3	24.4	33.0
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	106.5	95.7	328.2	332.1
Growth capital expenditures/construction of new funeral service locations	19.2	10.5	60.4	41.5
Total capital expenditures	$125.7	$106.2	$388.6	$373.6
Total capital expenditures increased $19.5 million in the current quarter. There was an expected $8.3 million increase in spend on capital improvements at existing field locations, which brought the year to date spend in line with prior year. In addition, there was an $8.7 million increase in spend on growth capital expenditures primarily related to construction of new funeral homes during the quarter.
Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of December 31, 2025 is set forth below:

	Three Months	Twelve Months
Preneed funeral	1.8%	14.7%
Preneed cemetery	1.9%	15.6%
Cemetery perpetual care	1.9%	14.7%
Combined trust funds	1.9%	15.1%
Non-GAAP Financial Measures
Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations by adjusting for the items listed below. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. See “Cash Flow and Capital Spending” in this press release for a reconciliation of net cash provided by operating activities to net cash provided by operating activities excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

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(Dollars in millions, except diluted EPS)	Three Months Ended December 31,
	2025		2024
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$159.4	$1.13	$151.4	$1.04
Pre-tax reconciling items:
Losses on divestitures and impairment charges, net	2.5	0.02	17.2	0.12
Losses on early extinguishment of debt, net	0.5	—	—	—
Reduction in legal reserve (1)	—	—	(20.3)	(0.14)
Restructuring charge	—	—	11.5	0.08
Tax reconciling items:
Tax effect from special items	(0.6)	—	(1.9)	(0.01)
Change in uncertain tax reserves and other	(0.7)	(0.01)	(3.1)	(0.03)
Earnings excluding special items and diluted earnings per share excluding special items	$161.1	$1.14	$154.8	$1.06

Diluted weighted average shares outstanding		141.1		146.2

(Dollars in millions, except diluted EPS)	Twelve Months Ended December 31,
	2025		2024
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$542.6	$3.80	$518.6	$3.53
Pre-tax reconciling items:
(Gains) losses on divestitures and impairment charges, net	(6.2)	(0.04)	12.5	0.09
Losses on early extinguishment of debt, net	0.5	—	—	—
Growth (reduction) in legal reserve (1)	6.4	0.04	(20.3)	(0.14)
Restructuring charge	2.0	0.01	11.5	0.08
Tax reconciling items:
Tax effect from special items	(0.4)	—	(0.4)	—
Change in uncertain tax reserves and other	3.9	0.04	(4.0)	(0.03)
Earnings excluding special items and diluted earnings per share excluding special items	$548.8	$3.85	$517.9	$3.53

Diluted weighted average shares outstanding		142.7		146.8
(1)     Corporate general and administrative expenses in the fourth quarter of 2024, includes a reduction of our California legal reserve of $20.3 million as the primary claims period expired.

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